Exhibit 99.1

NEWS RELEASE	Contact:	Judy Crowhurst,
For Immediate Release		Investor Relations
June 25, 2007		(818) 961-2727

TAUG PROVIDES UPDATE ON ACCOUNTING REVIEW

Company to Restate Quarterly Unaudited Consolidated Financial Statements;
No Change to Annual Audited Consolidated Financial Statements;
No Change to Cash Flow or Business Prospects;
Cumulative Net Income to be Reduced for First-Quarter and Second-Quarter periods ended May 31, 2006 and August 31, 2006;
First-Quarter and Second-Quarter Restated Results to be Reported upon Completion of Accounting Review

     Woodland Hills, Ca. — Transnational Automotive Group, Inc. (OTCBB: TAMG), today provided an update to its ongoing accounting review and said the Company will restate its unaudited quarterly financial statements for the first-quarter and second-quarter periods ended May 31, 2006 and August 31, 2006 to: 1) accrued interest on unsecured promissory note obligations and convertible debentures; 2) to account for the value of the beneficial conversion feature and common stock warrants from the sale convertible debentures issued in connection with private placement memorandum offerings; and 3) to accrue for value added taxes and custom duty fees assessed on the Company’s purchase of buses. The cumulative impact of the restatement is expected to reduce net income for all periods impacted, by approximately $600,000 to $700,000 as a result of accounting for the valuation of the beneficial conversion feature of convertible debentures, the valuation of warrants issued in connection with the convertible debentures, and the interest accrual on outstanding convertible debentures for the applicable reporting periods. In addition, the Company’s management anticipates total assets and total liabilities will increase by approximately $900,000 to $1,000,000 to reflect the accrual of custom duty and VAT taxes owed to the government of Cameroon for the Company’s first shipment of 28 inter-city and city buses used in operations. The Company is unable at this time to provide the precise impact of the restatement since its review of these issues has not yet concluded. The Company noted that its previously issued unaudited quarterly financial statements for these respective periods should no longer be relied upon.

     “We are committed to maintaining the highest possible standards of financial reporting and have expanded our detailed accounting review to ensure compliance with all applicable requirements of 1) accounting principles generally accepted in the United States and 2) local business and tax laws governing our subsidiaries’ operations in Cameroon,” said Seid Sadat, TAUG’s chief financial officer. “This restatement does not affect our business prospects or the expansion of our mass transit operations in Cameroon and other sub-Saharan African countries.”

     Upon completion of its accounting review, TAUG will report relevant financial information and file amendments to its Form 10-QSBs for the first and second quarters ended May 31, 2006 and August 31, 2006.

Forward-Looking Statements

     The estimated range of the financial statement impacts of the Company’s restatement and certain other matters discussed in this press release may be forward-looking statements. Although TAUG believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be realized. TAUG’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, completion of TAUG’s accounting review and finalization of the restatement, continued negotiations with governmental officials in Cameroon regarding the exoneration of custom duty and VAT taxes assessed on the acquisition of buses, market factors that could affect the value of our buses and other risks set forth in the Company’s annual report on Form 10-KSB filed with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.